UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CONTACTS:

Mary Ellen Keating	Carolyn J. Brown
Corporate Communications	Corporate Communications
Barnes & Noble, Inc.	Barnes & Noble, Inc.
(212) 633-3323	(212) 633-4062
mkeating@bn.com	cbrown@bn.com

Barnes & Noble Strengthens Leadership Team for

Digital and eCommerce Businesses

Jamie Iannone Named President of Barnes & Noble Digital Products and

John Foley Joins Company as President of Barnes & Noble eCommerce

New York, New York – August 24, 2010 – Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced two new appointments to strengthen the leadership team for its Digital and eCommerce businesses and to drive its fast growth in digital content, devices and online retail. Jamie Iannone has been named President of Barnes & Noble Digital Products and John Foley has joined the company as President of Barnes & Noble eCommerce.

In his new role, Iannone will be responsible for all NOOK™ eReading devices, software, accessories and retail integration and experiences; eBooks and digital content; and third-party partnerships. Foley will manage the BN.com online retail business including books, children’s books, toys and games, music, movies, home and gift items, electronics and marketplace, as well as merchandising, online and search marketing. The two seasoned executives will report to William Lynch, CEO of Barnes & Noble, Inc. supported by leadership teams and talented employees.

As reported in the company’s first quarter financial results, Barnes & Noble.com’s online business is growing at a nice pace as well as digital products and eBooks. The company’s market share already exceeds that of its physical book market share after only one year since the launch of its eBookstore and only months after the launch of its award winning NOOK eBook Reader device.

“Jamie and John are terrific leaders who will take our already fast-growing online and digital businesses to the next level leveraging their strong personal track records for management excellence and successes in technology, eCommerce, merchandising and operations,” said William Lynch, CEO, Barnes & Noble, Inc. “With our executive leadership in place, talented employees and unique assets, we will continue to innovate and grow Barnes & Noble’s leadership in digital reading and online shopping experiences for our millions of customers.”

Jamie Iannone has successfully led Barnes & Noble’s online business, expansive eBookstore and popular NOOK software applications since joining the company as Executive Vice President one year ago. Previously, he held leadership positions at eBay, including overseeing global search, merchandising and buyer experience, and was formerly a media and IT consultant at Booz Allen & Hamilton. Iannone graduated from Princeton University with a Bachelor of Science in Engineering and received a Masters in Business Administration from Stanford University Graduate School of Business.

“I could not be more pleased to take on this new role to build upon the great work we’ve done to date and further elevate our NOOK eReading brand, digital content, devices, applications and experiences for our valued customers,” said Jamie Iannone, newly appointed President, Digital Products at Barnes & Noble.

Foley is joining Barnes & Noble after 13 years at IAC, where he was most recently the CEO of The Pronto Network, which includes Pronto.com and its recently launched verticals ProntoStyle.com, ProntoHome.com and ProntoTech.com. Foley also maintained oversight of Evite.com, Gifts.com, IAC Advertising, and Proust.com. Having founded Pronto.com and Proust.com, Foley is both a proven entrepreneur as well as a seasoned leader of established online businesses. At IAC, Foley developed a strong reputation for building world-class teams, disciplined execution, and exceptional financial performance. Prior to IAC, Foley had a successful career in manufacturing at Mars, Inc. as an Industrial Engineer and an Operations Shift Manager. He graduated Cum Laude with a BS in Engineering from Georgia Institute of Technology and holds a Masters in Business Administration from Harvard Business School.

“This is an exciting time for the industry and BN.com represents one of the huge opportunities for growth at Barnes & Noble,” said John Foley, newly appointed President of eCommerce at Barnes & Noble. “I have great respect for William Lynch based on our work together at IAC, and I look forward to joining him and the extended eCommerce team to deliver on this fantastic opportunity.”

IMPORTANT INFORMATION

On August 19, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2010 Annual Meeting. Barnes & Noble plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting. Investors and stockholders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and stockholders may obtain a free copy of the proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com. In addition, the proxy statement and other documents filed by Barnes & Noble with the SEC may be obtained from Barnes & Noble free of charge by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Barnes & Noble, its directors, its director nominees and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Barnes & Noble’s Annual Report on Form 10-K for the year ended May 1, 2010, which was filed with the SEC on June 30, 2010, and its revised preliminary proxy statement for the 2010 Annual Meeting, which was filed with the SEC on August 19, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the revised preliminary proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Form 4s filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the 2010 Annual Meeting when it is filed by Barnes & Noble with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 633 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than one million titles in its eBookstore (www.bn.com/ebooks). Through Barnes & Noble’s NOOKTM eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™ is a trademark of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Social Media Links:

Follow B&N on Twitter: www.bn.com/twitter

Become a fan of our Facebook Page: http://www.facebook.com/barnesandnoble

Subscribe to our channel: http://www.youtube.com/user/BNStudio

SAFE HARBOR

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

# # #

3